UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

C1 FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-36595 (Commission File Number)	46-4241720 (IRS Employer Identification No.)

100 5th Street South

St. Petersburg, Florida 33701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 266-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 15, 2015, C1 Financial, Inc. (the “Registrant”) issued a press release announcing the results of the Registrant for the quarter ended March 31, 2015. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information in this Current Report on Form 8-K and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The Bank is subject to supervision and examination by the Federal Reserve. The Bank is required to submit to the Federal Deposit Insurance Corporation (the “FDIC”) certain reports entitled “Consolidated Reports of Condition and Income” (each, a “Call Report” and collectively, the “Call Reports”). The Bank's Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. The publicly available portions of the Bank's Call Reports are on file with the FDIC and are publicly available on the FDIC's website at www.fdic.gov. The contents of the FDIC’s website are not incorporated by reference into, and are not otherwise a part of, this Form 8-K.

On April 17, 2015, the Bank filed its Call Report for the period ended March 31, 2015. The Registrant anticipates that the publicly available portions of the Call Report will be available on the FDIC's website on or about April 21, 2015.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished herewith.

(d) Exhibits.

Exhibit Number	Description

99.1	C1 Financial, Inc. Earnings Release – First Quarter 2015 Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C1 FINANCIAL, INC.

By:	/s/ Trevor R. Burgess
Trevor R. Burgess
President & Chief Executive Officer

Date: April 17, 2015

index to exhibits

Exhibit Number	Description

99.1	C1 Financial, Inc. Earnings Release – First Quarter 2015 Results